CONTACT:          Dan King, Vice President of Finance and Administration
                  The Cherry Corporation
                  (847) 360-3541                           FOR IMMEDIATE RELEASE

                        CHERRY CORPORATION REPORTS FIRST
                                 QUARTER RESULTS
                      NET EARNINGS INCLUDE GAIN ON SALE OF
                             SEMICONDUCTOR OPERATION

WAUKEGAN, IL. (June 22, 2000) -The Cherry Corporation (Nasdaq - CHER) today announced sales and earnings for its first quarter ended May 31, 2000. The results of the Company's semiconductor operation, which was recently sold, are reflected as a discontinued operation.

For the Company's continuing operations, sales for the quarter were $90,472,000, down 2.5 percent from last year's level of $92,755,000. Domestic sales increased
1.7 percent while sales for the European operations decreased 6.4 percent. Although sales for the European operations were higher when measured in local currencies, that increase was more than offset by a weaker Euro.

Net earnings for the quarter were $88,459,000. Included in this amount is the gain on the sale of the Company's semiconductor operation of $84,733,000 as well as the net earnings of that discontinued operation up through the date of sale which were $922,000.

Net earnings from continuing operations were $2,804,000, up 10.2 percent from a year earlier. Diluted earnings per share of $.27 increased 8 percent from a year ago. Underlying this increase was a 26.9 percent decrease in earnings before interest and taxes which was more than offset by interest income earned on the proceeds from the sale of the semiconductor operation.

The quarter was negatively affected by the operational problems with the North American automotive division that started in the third quarter of fiscal 2000. The North American switches and controls business experienced higher sales and profits in connection with the launch of a custom electronic control panel. The quarter was also positively affected by lower depreciation expense resulting from a change in the calculation used to estimate depreciation for interim periods.

The Cherry Corporation manufactures proprietary and custom electrical switches, sensors, electronic keyboards and controls for the worldwide automotive, computer, and consumer and commercial markets. The Company has two operating divisions in the United States and seven wholly owned subsidiaries in Germany, England, France, Australia, Czech Republic, Mexico and Hong Kong. Cherry also has 50-50 joint ventures in Japan, Hirose Cherry Precision Company Limited, and in India, TVS Cherry Limited. Additional information is available on the Company's website at http://www.cherrycorp.com


                                  Tables Follow


        THE CHERRY CORPORATION (NASDAQ CHER)
        CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

                                                                      Three Months Ended May 31,
                                                                      --------------------------
        SUMMARY OF CONSOLIDATED STATEMENTS OF EARNINGS
         (In thousands except share data)                             2000             1999     % Change
        -----------------------------------------------------  --------------  -------------- --------------

        Net Sales                                              $     90,472    $     92,755         -2.5
           Cost of Products Sold                                     67,117          69,141         -2.9
                                                               --------------  -------------- --------------
        Gross Profit                                                 23,355          23,614         -1.1
           Operating Expenses                                        20,095          19,448          3.3
                                                               --------------  -------------- --------------
        Operating Income                                              3,260           4,166        -21.7
           Other Income, Net                                            141             485        -70.9
                                                               --------------  -------------- --------------
        Earnings Before Interest and Taxes                            3,401           4,651        -26.9
           Interest Income (Expense), Net                             1,283            (636)         N/M
                                                               --------------  -------------- --------------
        Earnings from Continuing Operations Before Income
             Taxes                                                    4,684           4,015         16.7
        Income Tax Provision                                          1,880           1,470         27.9
                                                               --------------  -------------- --------------
        Earnings from Continuing Operations                           2,804           2,545         10.2
        Earnings from Discontinued Operations (less
             applicable income taxes of $550 and $456,
             respectively)                                              922           1,031        -10.6
        Gain on Disposition of Discontinued Operations
             (less applicable income taxes of $66,549)               84,733               0          N/M
                                                               ==============  ============== ==============

        Net Earnings                                           $     88,459    $      3,576          N/M
                                                               ==============  ============== ==============

        EARNINGS PER SHARE - BASIC:
           Earnings from Continuing Operations                 $        .28    $ .25                12.0
           Earnings from Discontinued Operations               $       8.45    $        .10          N/M
                                                               --------------  -------------- --------------
        Net Earnings Per Share - Basic                         $       8.73    $        .35          N/M

        NET EARNINGS PER SHARE - DILUTED:
           Earnings from Continuing Operations                 $        .27    $ .25                 8.0
           Earnings from Discontinued Operations               $       8.32    $ .10                 N/M
                                                               --------------  -------------- --------------
        Net Earnings Per Share - Diluted                       $       8.59    $ .35                 N/M
                                                               --------------  -------------- --------------

        Average Shares Outstanding
           Basic
                                                               10,138,233      10,177,697           -0.4
                                                               --------------  -------------- --------------
           Diluted                                             10,290,319      10,242,680            0.5
                                                               --------------  -------------- --------------




        THE CHERRY CORPORATION (NASDAQ CHER)
        CONDENSED FINANCIAL STATEMENTS (UNAUDITED)


        CONSOLIDATED BALANCE SHEETS                                 MAY 31,       Feb. 29,
        (In thousands except share data)                             2000           2000        % Change
        ------------------------------------------------------  ------------- --------------  --------------
        ASSETS
           Cash                                                 $  174,069    $    13,602            N/M
           Accounts Receivable                                      49,730         48,019            3.6
           Inventory                                                39,033         37,317            4.6
           Net Assets of Discontinued Operations                         0         78,738         -100.0
           Other Current Assets                                      5,586          4,889           14.3
           Land, Buildings and Equipment, Net                      114,317        116,358           -1.8
           Investment in Affiliates and Other Assets                13,621         13,195            3.2
                                                                ------------- --------------  --------------
        TOTAL ASSETS                                            $  396,356    $   312,118           27.0
                                                                ============= ==============  ==============

        LIABILITIES AND STOCKHOLDERS' EQUITY
           Short-term Debt                                      $    1,921    $    19,014          -89.9
           Current Maturities of Long-term Debt                      1,591         60,785          -97.4
           Income Taxes Payable                                     74,950          2,870            N/M
           Other Current Liabilities                                42,346         40,220            5.3
           Long-term Debt                                            4,218          4,732          -10.9
           Deferred Taxes and Credits                                8,626         10,346          -16.6
                                                                ------------- --------------  --------------
        TOTAL LIABILITIES                                          133,652        137,967           -3.1
        STOCKHOLDERS' EQUITY                                       262,704        174,151           50.8
                                                                ------------- --------------  --------------
        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $  396,356    $   312,118           27.0
                                                                ============= ==============  ==============

        STOCKHOLDERS' EQUITY PER SHARE                          $    25.72    $     17.28           48.8
                                                                ============= ==============  ==============

        ENDING SHARES OUTSTANDING                               10,215,151     10,079,983            1.3
                                                                ------------  --------------  --------------


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